Exhibit 10.49

Amendment No. 1 to Transition Services Agreement

This Amendment No. 1 to Transition Services Agreement (the “Amendment”), is effective as of January 2, 2014, by and between United Online, Inc., a Delaware corporation (“United Online”) and FTD Companies, Inc., a Delaware corporation (“FTD”), and is entered into with respect to the Transition Services Agreement dated as of October 31, 2013 (the “Agreement”), by and between United Online and FTD (collectively referred to herein as the “Parties”) .  Capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Agreement.

RECITALS

WHEREAS, the Parties wish to enter into this Amendment to amend certain provisions of the Agreement in each case as provided herein;

AMENDMENTS

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth, the Parties agree as follows:

1.                                      Amendment to Part C of Exhibit A.

(a)                                 Section C.1.b. of Exhibit A shall be amended to add the following sentence to the end thereof:  “From January 1, 2014 through January 31, 2014 (the “Extended Period”), the Service entails the following:  (i) three (3) consecutive days on in-person training of FTD’s new stock plan administrator, which will take place in United Online’s Woodland Hills, California corporate headquarters on mutually agreed upon dates between January 13 — January 22, 2014; and (ii) assisting FTD’s new stock plan administrator with any questions regarding the Fidelity platform (collectively, the “Extended Training Services”).  For the sake of clarity, during the Extended Period, United Online shall not be required to perform any stock plan administration services except for the Extended Training Services.”

(b)                                 Part C of Exhibit A to the Agreement is hereby amended by changing the date in the second bullet of Section C.3. thereof from “December 31, 2013” to “January 31, 2014.”

2.                                      Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

3.                                      Counterparts.  This Amendment may be executed in multiple counterparts, each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same agreement.  Execution and delivery of this Amendment by facsimile or other electronic means shall be deemed to be, and shall have the same legal effect as, execution by an original signature and delivery in person.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereby have executed this Amendment as of the date first above written.

UNITED ONLINE, INC.:

By:	/s/ Neil P. Edwards
Print Name: Neil P. Edwards
Title: Executive Vice President and Chief Financial Officer

FTD COMPANIES, INC.:

By:	/s/ Becky Sheehan
Name:	Becky Sheehan
Title:	EVP, Chief Financial Officer